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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus Supplement of our report dated January 25, 1999 relating to the financial statements and financial statement schedules, which appears in Cypress Semiconductor Corporation's Annual Report on Form 10-K for the year ended January 3, 1999. We also consent to the incorporation by reference of our report dated June 4, 1999 relating to the financial statements, which appears in the Current Report on Form 8-K/A of Cypress Semiconductor Corporation dated January 19, 2000.



/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP
January 19, 2000